                                                                    Exhibit 99.1


FINAL

INVESTOR CONTACT:                                              PRESS CONTACT:
Mary Thurber                                                   Tom Galvin
(408) 526-8893                                                 (408) 525-8530
mthurber@cisco.com                                             tgalvin@cisco.com



                  CISCO SYSTEMS REPORTS THIRD QUARTER EARNINGS

        SAN JOSE, Calif. -- May 9, 2000 -- Cisco Systems, Inc., the worldwide leader in networking for the Internet, today reported its third quarter results for the period ending April 29, 2000.

        Net sales for the third quarter of fiscal 2000 were $4.92 billion, compared with $3.17 billion for the same period last year, an increase of 55%. Pro forma net income, which excludes the effects of acquisition charges, payroll tax on stock option exercises, and gains realized on certain minority investments, was $1.03 billion or $0.14 per share, compared with pro forma net income of $649 million or $0.09 per share for the third quarter of fiscal 1999, increases of 58% and 56%, respectively.

        During the third quarter of fiscal 2000, Cisco completed the acquisitions of Aironet Wireless Communications and Pirelli Optical Systems for a combined purchase price, including assumed liabilities, of approximately $2.85 billion and took one-time charges of $488 million, or approximately $0.06 per share on an after-tax basis, as write-offs of purchased in-process R&D. Additionally, Cisco completed the acquisitions of Altiga Networks, Compatible Systems, and Growth Networks Inc., which were accounted for as poolings of interests.

        Actual net income for the third quarter of fiscal 2000 was $662 million or $0.09 per share, compared with $636 million or $0.09 per share for the same period last year.

        Net sales for the first nine months of fiscal 2000 were $13.18 billion, compared with $8.61 billion for the same period last year, an increase of 53%. Pro forma net income was $2.75 billion or $0.37 per share, compared with pro forma net income of $1.82 billion or $0.26 per share for the first nine months of fiscal 1999, increases of 51% and 42%, respectively.

        Actual net income for the first nine months of fiscal 2000 was $1.91 billion or $0.26 per share, compared with $1.43 billion or $0.21 per share for the first nine months of fiscal 1999.

        The net income per share and number of shares used in the per-share calculation for all periods presented reflect the two-for-one stock split that was effective March 22, 2000.

        "Globally, business and government leaders are beginning to dramatically transform their traditional business models into Internet Economy business models," said John Chambers, president and CEO of Cisco Systems. "These new Internet-based models reduce costs, generate revenue in new ways, empower employees and citizens, and provide the agility needed for the Internet Economy's rapid pace. Customers are increasingly seeking Cisco's expertise to help them through this transformation."

        Cisco continues to advance its end-to-end Internet solutions for each of its key markets.

        In the service provider marketplace, Cisco continued to advance its strategy for New World integrated data, voice, and video networks and made progress in all key areas. Cisco's New World solutions continued to gain acceptance from incumbent carriers worldwide, underscoring the trend toward the Internet as the platform for all future telecommunications. This trend began with Internet service providers, then moved to global interexchange carriers, and today local interexchange carriers are rapidly adopting Cisco's Internet solutions for all data, voice, and video communications. SBC, one of the nation's premier providers of data communications and network integration, announced an alliance with Cisco to accelerate the delivery of open, standards-based New World broadband services to customers. Through this alliance, Cisco and SBC will go to market with a complete portfolio of products and network services to deliver New World solutions.

        Cisco also continues to gain momentum in the IP + optical market furthering its commitment to build Internet-scale, carrier-class, optical networks. Strengthening its product portfolio, Cisco introduced the Cisco 10000 Edge Services Router (ESR), a carrier-class product for Internet service providers (ISPs) deploying high-density dedicated-access IP services. The Cisco 10000 ESR is based on a groundbreaking technology, Parallel eXpress Forwarding architecture, developed internally to enable networks to maintain consistent high performance while adding advanced New World services. Cisco also continued its investment in Internet infrastructure by announcing its intent to acquire Pentacom, LTD., Growth Networks (closed this quarter), Atlantech Technologies, and a subsidiary of Seagull Semiconductor, LTD. Broadening its portfolio in the content networking space, Cisco announced its intent to acquire ArrowPoint Communications, Inc. on May 5, 2000 to address application service providers (ASPs) and large-scale enterprise Web-hosting centers to create a faster, more reliable Web experience.

        In the small and medium-sized business market, Cisco reinforced its New World strategy to deliver open, standards-based wireless solutions to mobile business environments by introducing a family of wireless local area networking
(WLAN) products based on technology acquired from Aironet Wireless Communications. Cisco announced its intent to acquire InfoGear Technology Corporation to offer a comprehensive software solution to deliver and manage data, voice, and video services to multiple types of information appliances. The Company also extended its Cisco AVVID (Architecture for Voice, Video and Integrated Data) solutions to enterprise branch offices and mid-sized companies by launching its Cisco Integrated Communications System (ICS) 7750, an IP telephony system that allows businesses to deploy integrated e-business applications.

        In the enterprise market, Cisco furthered its New World vision by introducing 10 new products based on its Cisco AVVID solution. These new products enhance Cisco's family of IP phones and Catalyst(R) 6000 and 6500 product series of layer 3 switches and gigabit technology. Extending its Cisco AVVID solution to the wireless domain, Cisco announced the acquisition of JetCell, Inc. to integrate New World IP telephony solutions with traditional Private Branch Exchange (PBX) systems. Complementing Cisco's acquisition of ArrowPoint in the content delivery space, Cisco announced the acquisition of SightPath, Inc. to enable customers to deliver content and services such as e-learning and live streaming media.

        "Companies that lead in this decade will not only have the ability to develop products internally and acquire effectively, but they'll also have the ability to form an ecosystem of partners across a horizontal business model. For this reason, Cisco is better positioned than ever to lead the Internet Revolution through a combination of internal development, acquisitions, and partnerships," concluded Chambers.


ABOUT CISCO SYSTEMS

        Cisco Systems, Inc., (NASDAQ: CSCO) is the worldwide leader in networking for the Internet. News and information are available at www.cisco.com.

                                      # # #

This release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by Cisco with the SEC, specifically the most recent reports on Form 10-K, 8-K, and 10-Q, including amendments thereto, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including risks associated with acquisition strategy, dependence on new product offerings, competition, patents, intellectual property and licensing, future growth, rapid technological and market change, manufacturing and sourcing risks, Internet infrastructure and regulation, international operations, volatility of stock price, financial risk management, and potential volatility in operating results, among others.

        Catalyst, Cisco, Cisco Systems, and the Cisco Systems logo are registered trademarks of Cisco Systems, Inc. and/or its affiliates in the U.S. and certain other countries. All other trademarks mentioned in this document are the property of their respective owners. Copyright (C) 2000 Cisco Systems, Inc. All rights reserved.

                               Cisco Systems, Inc.
--------------------------------------------------------------------------------
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
   EXCLUDING IPR&D, PAYROLL TAX ON STOCK OPTION EXERCISES, ACQUISITION-RELATED
             COSTS, AMORTIZATION OF GOODWILL AND INTANGIBLE ASSETS,
                   AND GAINS REALIZED ON MINORITY INVESTMENTS
--------------------------------------------------------------------------------
                     (In millions, except per-share amounts)


                                          Quarters Ended           Nine Months Ended
                                    -------------------------   -------------------------
                                     April 29,      May 1,       April 29,      May 1,
                                       2000          1999          2000          1999
                                    (Unaudited)   (Unaudited)   (Unaudited)   (Unaudited)
                                    -----------   -----------   -----------   -----------
Net sales                            $  4,919      $  3,171      $ 13,183      $  8,614
Cost of sales                           1,748         1,112         4,671         2,997
                                     --------      --------      --------      --------
    Gross margin                        3,171         2,059         8,512         5,617
Operating expenses:
    Research and development              709           433         1,844         1,144
    Sales and marketing                 1,010           656         2,747         1,752
    General and administrative            144            94           372           253
                                     --------      --------      --------      --------
       Total operating expenses         1,863         1,183         4,963         3,149
                                     --------      --------      --------      --------
Operating income                        1,308           876         3,549         2,468
Interest and other income, net            157            91           379           237
                                     --------      --------      --------      --------
Income before provision
  for income taxes                      1,465           967         3,928         2,705
Provision for income taxes                439           318         1,177           889
                                     --------      --------      --------      --------

Net income                           $  1,026      $    649      $  2,751      $  1,816
                                     ========      ========      ========      ========
Net income per share--basic          $    .15      $    .10      $    .40      $    .28
                                     ========      ========      ========      ========

Net income per share--diluted        $    .14      $    .09      $    .37      $    .26
                                     ========      ========      ========      ========

Shares used in per-share
  calculation--basic                    6,944         6,624         6,892         6,543
                                     ========      ========      ========      ========
Shares used in per-share
  calculation--diluted                  7,450         7,054         7,366         6,955
                                     ========      ========      ========      ========

                                                                  PRO FORMA ONLY

The above pro forma amounts for the quarter ended April 29, 2000 have been adjusted to eliminate the $488 million write-off of purchased in-process R&D, $25 million of payroll tax on stock option exercises, $51 million of amortization of goodwill and purchased intangible assets, and $156 million of gains realized on certain minority investments, net of related tax benefits of $44 million.

The above pro forma amounts for the nine months ended April 29, 2000 have been adjusted to eliminate the $912 million write-off of purchased in-process R&D, $25 million of payroll tax on stock option exercises, $25 million of acquisition-related costs, $122 million of amortization of goodwill and purchased intangible assets, and $187 million of gains realized on certain minority investments, net of related tax benefits of $53 million.

The above pro forma amounts for the quarter and nine months ended May 1, 1999 have been adjusted to eliminate the $0 and $390 million write-off of purchased in-process R&D, $19 and $42 million of amortization of goodwill and purchased intangible assets, net of related tax benefits of $6 and $43 million, respectively.

All historical financial information has been restated to reflect the acquisitions of StratumOne Communications, Inc. and TransMedia Communications, Inc. in the first quarter of fiscal 2000 and Cerent Corporation and WebLine Communications Corporation in the second quarter of fiscal 2000, which were accounted for as poolings of interests. In addition, the historical financial information has been restated to reflect the acquisition of Fibex Systems, which was completed in the fourth quarter of fiscal 1999 and accounted for as a pooling of interests.

The net income per share and number of shares used in the per-share calculation for all periods presented reflect the two-for-one stock split effective March 22, 2000.

                               Cisco Systems, Inc.
--------------------------------------------------------------------------------
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
                     (In millions, except per-share amounts)


                                            Quarters Ended             Nine Months Ended
                                       -------------------------   -------------------------
                                        April 29,      May 1,       April 29,      May 1,
                                          2000          1999          2000          1999
                                       -----------   -----------   -----------   -----------
                                       (Unaudited)   (Unaudited)   (Unaudited)   (Unaudited)
Net sales                               $  4,919      $  3,171      $ 13,183      $  8,614
Cost of sales                              1,748         1,112         4,671         2,997
                                        --------      --------      --------      --------

    Gross margin                           3,171         2,059         8,512         5,617
Operating expenses:
    Research and development                 709           433         1,844         1,144
    Sales and marketing                    1,010           656         2,747         1,752
    General and administrative               144            94           397           253
    Payroll tax on stock
      option exercises                        25            --            25            --
    Amortization of goodwill and
      purchased intangible assets             51            19           122            42
    Purchased in-process R&D                 488            --           912           390
                                        --------      --------      --------      --------
          Total operating expenses         2,427         1,202         6,047         3,581
                                        --------      --------      --------      --------

Operating income                             744           857         2,465         2,036

Interest and other income, net               313            91           566           237
                                        --------      --------      --------      --------
Income before provision for
  income taxes                             1,057           948         3,031         2,273
Provision for income taxes                   395           312         1,124           846
                                        --------      --------      --------      --------

Net income                              $    662      $    636      $  1,907      $  1,427
                                        ========      ========      ========      ========

Net income per share--basic             $    .10      $    .10      $    .28      $    .22
                                        ========      ========      ========      ========

Net income per share--diluted           $    .09      $    .09      $    .26      $    .21
                                        ========      ========      ========      ========

Shares used in per-share
  calculation--basic                       6,944         6,624         6,892         6,543
                                        ========      ========      ========      ========
Shares used in per-share
  calculation--diluted                     7,450         7,054         7,366         6,955
                                        ========      ========      ========      ========

All historical financial information has been restated to reflect the acquisitions of StratumOne Communications, Inc. and TransMedia Communications, Inc. in the first quarter of fiscal 2000 and Cerent Corporation and WebLine Communications Corporation in the second quarter of fiscal 2000, which were accounted for as poolings of interests. In addition, the historical financial information has been restated to reflect the acquisition of Fibex Systems, which was completed in the fourth quarter of fiscal 1999 and accounted for as a pooling of interests.

The net income per share and number of shares used in the per-share calculation for all periods presented reflect the two-for-one stock split effective March 22, 2000.



                               Cisco Systems, Inc.
--------------------------------------------------------------------------------
                      CONDENSED CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
                                  (In millions)

                                                   April 29,        July 31,
                                                     2000            1999
                                                  ----------       --------
                                                  (Unaudited)
Assets
Current assets:
  Cash and short-term investments                  $  4,653        $  2,075
  Accounts receivable, net                            1,922           1,249
  Inventories, net                                      878             656
  Deferred tax assets                                   905             571
  Prepaid expenses and other current assets             722             170
                                                   --------        --------

        Total current assets                          9,080           4,721

Investments                                          10,419           7,032
Restricted investments                                1,170           1,080
Property and equipment, net                           1,153             822
Other assets                                          4,263           1,191
                                                   --------        --------

             Total assets                          $ 26,085        $ 14,846
                                                   ========        ========


Liabilities and shareholders' equity
Current liabilities:
   Accounts payable and other
        accrued expenses                           $  4,158        $  2,404
     Income taxes payable                               941             630
                                                   --------        --------
            Total current liabilities                 5,099           3,034

Deferred tax liabilities                                915              --

Minority interest                                        45              44

Shareholders' equity                                 20,026          11,768
                                                   --------        --------

           Total liabilities and
           shareholders' equity                    $ 26,085        $ 14,846
                                                   ========        ========


All historical financial information has been restated to reflect the acquisitions of StratumOne Communications, Inc. and TransMedia Communications, Inc. in the first quarter of fiscal 2000 and Cerent Corporation and WebLine Communications Corporation in the second quarter of fiscal 2000, which were accounted for as poolings of interests.